UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

ANGLESEA ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54883	27-4841391
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

176 East Main Street

Westborough, MA 01581

(Address of Principal Executive Offices)

Anglesea Enterprises, Inc.

13799 Park Blvd., Suite 147

Seminole, Florida 33776

(Former name or former address, if changed

since last report)

(727) 393-7439

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

Item 1.01 Entry Into A Material Definitive Agreement

On June 16, 2014, Anglesea Enterprises, Inc. a Nevada corporation (“Anglesea” or the “Company”), Anglesea Enterprises Acquisition Corp, a Nevada corporation and wholly-owned subsidiary of Anglesea (“Merger Sub”), Sports Field Holdings, Inc., a privately-held Nevada corporation headquartered in Illinois (“Sports Field”) Leslie Toups and Edward Mass Jr., as individuals (the “Majority Shareholders”), entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Anglesea, with Sports Field surviving as a wholly-owned subsidiary of Anglesea (the “Merger”). The transaction (the “Closing”) took place on June 16, 2014 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of Sports Field in exchange for issuing Sports Field’s shareholders (the “Sports Field Shareholders”), pro-rata, a total of 11,914,275 shares of the Company’s common stock. Immediately after the Merger was consummated, and further to the Agreement, the majority shareholders and certain affiliates of the Company cancelled a total of 64,500,000 shares of the Company’s common stock held by them (the “Cancellation”). In consideration of the Cancellation of such of common stock, the Company paid the Majority Shareholders an aggregate of $350,000 and released the other affiliates from certain liabilities. In addition, the Company has agreed to spinout to the Majority Shareholders any and all assets related to the Company’s website development business within 30 days after the closing. As a result of the Merger and the Cancellation, the Sports Field Shareholders became the majority shareholders of the Company.

Upon completion of the Merger, on June 16, 2014, Anglesea merged with Sports Field in a short-form merger transaction (the “Short Form Merger”) under Nevada law. Upon completion of the Short Form Merger, the Company became the parent company of the Sport Field’s wholly owned subsidiaries, Sports Field Contractors LLC (“Sports Field Contractors”), SportsField Engineering, Inc. (“Sports Field Engineering”) and Athletic Construction Enterprises, Inc. (“Athletic Construction” and together with “Sports Field Contractors” and SportsField Engineering, collectively, referred to hereinafter as “Sports Field”). In connection with the Short Form Merger, the Company will change its name to Sports Field Holdings, Inc.

In January 2014, Sports Field commenced a private placement of its common stock with a group of accredited investors (the “Private Placement Investors”). Pursuant to those certain subscription agreements between Sports Field and the Private Placement Investors, Sports Field sold an aggregate of 5,000,000 shares of its common stock for an aggregate purchase price of $5,000,000 or $1.00 per share (the “Private Placement”). The Company completed the Private Placement on February 28, 2014. Pursuant to the Agreement, each Private Placement Investor will receive one share of Anglesea for each one share purchased under the Private Placement.

The directors and majority shareholders of Anglesea have approved the Agreement and the transactions contemplated under the Agreement. The directors of Sports Field have approved the Agreement and the transactions contemplated thereunder and as of the Closing Date will own approximately 92% of the Company’s common stock.

A copy of the Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF THE AGREEMENT

As described in Item 1.01 above, on June 16, 2014, the Company effectuated a Merger which resulted in Sports Field, a product development, engineering, manufacturing and construction company that designs and builds athletic facilities, as well as supplies its own proprietary high-end synthetic turf products to the sports industry, becoming our wholly-owned subsidiary. On the Closing Date, pursuant to the terms of the Agreement, we acquired all of the outstanding capital stock of Sports Field. In exchange, we issued to the Sports Field Shareholders, their designees or assigns, 11,914,275 shares of our common stock or 92% of the shares of the Company’s common stock issued and outstanding after the Closing.

Pursuant to the terms of the Agreement, certain affiliates of the Company cancelled a total of 64,500,000 shares of the Company’s Common Stock held by them. Following the above transactions, there are 12,947,275 shares of the Company’s common stock issued and outstanding.

The directors and majority shareholders of the Company have approved the Agreement and the transactions contemplated under the Agreement. The directors of Sports Field and Sports Field Shareholders have approved the Agreement and the transactions contemplated thereunder. Immediately following the Closing of the Merger the Company changed its business plan to that of Sports Field.

References to “we”, “our”, “us”, or “our Company”, from this point forward refer to Anglesea Enterprises, Inc. as currently constituted with Sports Field as our operating subsidiary.

BUSINESS OF SPORTS FIELD

Background

Anglesea Enterprises, Inc. was incorporated in the State of Nevada on February 8, 2011. Our activities since inception consisted of providing marketing and web-related services to small businesses including the design and development of original websites, creative writing and graphics, virtual tours, audio/visual services, marketing analysis and search engine optimization. We have not had any significant development of our business nor have we received any revenue. Due to the lack of results in our attempt to implement our original business plan, management determined it was in the best interests of the shareholders to look for other potential business opportunities that might be available to the Company. Immediately following the Closing of the Agreement and completion of the Short Form Merger, the Company changed its business plan to that of Sports Field. The Company plans to take the steps to immediately change its name to “Sports Field Holdings, Inc.” as well as its trading symbol to better reflect its current business to its shareholders.

Sports Field Holdings, Inc. (“Sports Field Holdings”), a Nevada corporation, was formed on September 7, 2012. The Company’s operations are performed through its wholly owned subsidiaries, Sports Field Contractors, LLC, an Illinois limited liability company (“Sports Field Contractors”) Sports Field Engineering, Inc. a Florida corporation (“Sports Field Engineering”) and Athletic Construction Enterprises, Inc. a Florida corporation (“Athletic Construction”, and together with “Sports Field Engineering”, “Sports Field Contractors” and “Sports Field Holdings”, collectively Sports Field). Sports Field is a product development, engineering, manufacturing and construction company that designs and builds athletic facilities, as well as supplies its own proprietary high-end synthetic turf products to the sports industry.

According to the Synthetic Turf Council, in 2012, over 1000 new synthetic turf athletic fields were installed. Synthetic turf fields have become the field of choice for public and private schools, municipal parks and recreation departments, non-profit and for profit sports venue businesses, residential and commercial landscaping and golf related venues due to the spiraling costs associated with maintaining natural grass athletic fields and the demand for increased playing time, durability of the playing surface and the ability to play on that surface in any weather conditions.

As synthetic turf athletic fields and synthetic turf have truly become the viable alternative to natural grass fields, there are a number of technical issues that have arisen through the evolution of the development of turf and the systems designed around its installation. Sports Field has focused on addressing the main technical issues that still remain with synthetic turf athletic fields and synthetic turf.

Since its inception in 2011 through the present, Sports Field has completed a total of 20 contracts. These contracts encompass a variety of projects from the engineer, design and build of entire football stadiums such as Sacred Heart Griffin High School, in Springfield, Illinois, to the installation of a specialized lacrosse field at Fairfield University, in Fairfield, Connecticut. We have also designed, engineered and installed baseball stadiums, soccer fields, indoor soccer facilities, softball fields for private sports venues, public and private high schools and public and private universities.

Lines of Business

Sports Field, has three primary lines of business which are all integral parts of the operating company and the organization’s overall business model.

Sports Field is a product development, engineering and design-build construction company, engaged in the design, engineering, constructing, and construction management of athletic facilities, and sports complexes.

Engineering and construction management of sports facilities are two of the primary lines of business. The third line of business can be categorized as design, development, and manufacturing of sports surfacing products and associated pre-engineered construction systems.

Civil Engineering generates approximately 20% of gross revenues for the Company, while sports facilities products and construction, and construction management accounts for roughly 80% of the Company’s gross revenues. Approximately 40%, of the 80% of gross revenues for sports facilities construction and construction management, are products and systems sales.

Target Markets

Our main target market is the more than 50,000 colleges, universities, high schools and primary schools in the United States with athletic programs, both public and private. Municipality parks and recreations departments also represent a potential significant market for the Company.

Additionally, we target private sports venue businesses, non-profit sports associations and venues and sports associations of all major sports, including; football, soccer, baseball, softball, lacrosse, field hockey, rugby, as well as track and field.

We also intend to market to youth leagues and all semi-professional and professional sports leagues.

Products and Services

We manufacture (through a third-party manufacturer) and sell our own proprietary, patent-pending, synthetic turf products, including, a high-end synthetic turf system, Eco-Sistem®, based on surface heat reduction which incorporates a proprietary, third-party pre-engineered structural base system, and our proprietary infill matrix called Organite™, an eco-safe antimicrobial infill alternative that is lead-free. The Company also provides design and engineering services, as well as construction management for the development and building of athletic facilities at colleges, universities, high schools and primary schools, both public and private. In addition, these services are offered to municipalities, the Federal Aviation Administration (“FAA”), private businesses, as well as the residential and commercial landscaping market, the golf industry and golf-related venues such as driving ranges, practice putting greens, and the miniature golf market.

Products and Usage

Base Construction

Conventional free-draining stone bases incorporate an inherent engineering conflict – drainage capacity vs. grade stability. In addition, the infiltration rate of the stone base cannot be accurately measured or predicted and degrades over time. To address these issues, we invented vertical-to-horizontal drainage technology, using a third party’s pre-engineered structural base system. Our drainage methodology eliminates the engineering conflicts, practically eliminates invasive excavation, greatly reducing material import and export. Further, it is not susceptible to variances in sub-soil conditions and it is calculable, predictable and constant over time as to drainage capacity and infiltration rate, providing a predictable and constant profile for “G-Max” reduction. G-Max is a measurement of how much force the surface will absorb, the higher the G-Max rating the less absorption of force by the surface.

Our proprietary system includes:

Slot Drawing of the base panel:

Top and bottom view of the base Thin-panel 7 Parasolid:

Shock Attenuation

The National Football League’s (the “NFL”) recent attention to head injuries is reflected in its adoption of new standards for impact forces. New NFL guidelines require that NFL fields have a G-MAX value that is not greater than 100 (based on the “Clegg” method of calculating G-MAX). We believe that this criterion will eventually trickle-down and apply to all sports surfaces, and all artificial turf fields will have to maintain a G-Max below 100 (Clegg) for the life of the product. Many of the most popular turf systems use sand as the majority component of infill material, mixed with crumb rubber, or ground up discarded automobile tires, that are known to contain lead, chromium and other toxic heavy metals. Sand has a significantly higher specific gravity than rubber. As a result, the sand separates and falls to the bottom of the infill matrix where it compacts over time. This compacting of sand results in such a field’s G-MAX value increasing, usually to well above the maximum allowable G-Max for NFL Fields. For this reason, we have invented virtually “sandless” polyorganic infilled artificial turf. Sports Field’s Eco-Sistem surface system combines the predictable G-Max enhancing pre-engineered structural base panel system with a high-mass turf configuration and virtually “sandless” organic infill to provide a surface system that is guaranteed to never exceed 100 G-Max (Clegg) for the life of the product.

Heat Reduction

Artificial turf produces a higher temperature ambient above the playing surface due to absorption of solar energy (electromagnetic radiation). The reflectivity or albedo of an artificial turf system, including the infill, is generally lower than natural grass (darker colors absorb more electromagnetic radiation) due to the exposure of dark infill. Further, artificial turf and rubber infill do not naturally contain and hold moisture, to provide evaporative cooling, as natural grass and soils do. Given a specific material (in this case, PE fiber or recycled tire rubber), the darker the color of the material, the more electromagnetic radiation will be absorbed and subsequently re-radiated to the ambient above the playing surface. The darker the area of the playing surface, the more elevated the temperatures to which athletes are exposed during play.

Additionally, because artificial turfs tend to “lay-over” and expose more surface area directly to the sun’s radiation, insolation (solar radiation energy received) can increase, dramatically. In hot, dry (less cloudy/low humidity) climates, and especially in southern latitudes, the preponderance of exposed black (rubber) material is likely to create an unhealthy, excessively hot, playing condition. Not only is the air temperature above the surface excessive, but also the surface temperature of the black rubber can actually be dangerous to touch.

To address these concerns, Sports Field created EcoGreen™,which boasts minimal exposed infill and is the coolest infilled artificial turf possible (for any chosen color of grass fiber) and the albedo of the alternative infill is much higher (cooler) because of its tan color. Additionally, the organic infill can hold water to extend evaporative cooling. In addition, the superior memory of the 360-micron monofilament decreases insolation, by significantly reducing “lay-over”, (lay-over or “matting” is the failure of the synthetic grass filaments to remember their desired vertical configuration and, instead, to assume a horizontal alignment by breaking sharply at the point of exit from the infill. When the filaments are in a horizontal position the angle of exposure to the sun’s rays is greatly reduced, maximizing the absorption of heat-energy, a process known as insolation). Available testing indicates a 35 degree Fahrenheit decrease in surface temperature in full sun conditions, as compared with the leading competitor.

Athletic Performance

Sports Field has also invented “replicated grass”™. We believe you should “run on the grass – not on the infill.” Consequently, we design the surface with more synthetic turf blades of grass (almost two and a half times as much as the leading competitor) and much less infill. Our shorter tuft-height and higher face-weight combine to produce a surface with almost three times the blade-density of leading competitors. The result is a surface with increased infill stability because if the infill can be displaced, there is no way to maintain consistent performance characteristics. Because our infill is so stable and does not displace under normal use, there is no change in performance characteristics over time and the infill does not require grooming or replacement on a regular basis. Our dynamic design affords athletes natural “ball-action”, or “ball roll”, and “natural foot-feel”, or “foot action”.

Sustainability and Disposal Procedures

We believe every artificial turf field will eventually require replacement in 10 to 20 years. Each one of these full-sized fields typically contains approximately 225,000 pounds of recycled-tire rubber, 25,000 pounds of synthetic grass filament fibers, which contain undetermined levels of heavy metals and 15,000 pounds of urethane coating. In addition, a majority of the fields contain more than 500,000 pounds of sand containing silica, which may also contain fungi and mold and, unfortunately, cannot be separated from the rubber. Many states define these products (or are likely to in the near future) as ‘special waste’ or as hazardous waste, which requires special handling. For example, Connecticut no longer permits the landfilling of waste tire rubber.

When removed turf requires special handling and disposal sites, as almost all turf of conventional design will require, the cost, including OSHA and Environmental Protection Agency compliant removal, transportation and special hazards disposal fees, will likely exceed $100,000. In many cases, the disposal costs and fees alone will exceed that amount by a significant margin. Consideration of the ecological effects, which affect the eventual disposal costs of all components of a proposed artificial turf installation, is an important determination of the financial viability of a project from the outset. The recyclability and environmentally friendly nature of turf components must be factored into the total project cost in order to avoid burdening the next generation of users with the failure to consider the cost of ignoring the problem.

Environmentally friendly, ecologically-safe, recyclable infill, filament yarn and coating materials are available and we are using them in our current products. We believe our products perform, in all respects, as well or better than the ecologically-challenged products traditionally considered. The inclusion of ecologically friendly materials can be accomplished with no additional present cost. All of our products are made from 100% recyclable materials that can be disposed of like any other recyclable material and are not considered to be hazardous waste. Some companies produce fields with potentially toxic materials, such as lead that cannot be recycled. Many older fields are subject to being declared hazardous waste and may need costly special handling for disposal. The inclusion of ecologically friendly materials assures significant reduction in future cost, while minimizing environmental, ecological and health risks.

Competition

The competitive landscape with respect to manufacturing is very well-established, with seven companies selling the majority of synthetic turf products. Based on management’s experience and knowledge of the synthetic turf industry, Field Turf is the leading manufacturer of synthetic turf athletic fields and synthetic turf products, with what we believe is roughly 60% of the overall market and is one of the only companies operating in this space that we characterize as a true manufacturer. ShawSports, Astroturf, LLC, Sprint Turf, Pro Grass, A-Turf, and Hellas Construction are all purveyors of synthetic turf athletic fields with varying degrees of manufacturing and assembly. We estimate that these six companies account for approximately 30% of synthetic turf athletic field sales. There remains over 20 other distributors, and to varying degrees manufacturers and assemblers, of synthetic turf products that account for the remaining 10% of the synthetic turf athletic fields market. These applications run the entire gamut of synthetic turf from residential and commercial landscaping, to golf applications, parks and recreation, private parks, airports, highway medians, downhill skiing, and other applications.

The competitive landscape from an installation and construction perspective looks very different when compared to the landscape of the manufacturing side of the industry. In regard to installation and construction of artificial turf fields and athletic facilities, the industry is very much fragmented. There are no clear national leaders from the perspective of facilities construction. The bulk of the construction is provided by local or regional general contracting firms that specialize in certain phases of synthetic turf athletic fields and facility construction, but, to our knowledge, none that offer a true turn-key operation, to include their own in-house engineering staff. Sports Field offers full service design and engineering services, with forensic studies of athletic facilities to properly prepare and recommend custom specifications based on specific circumstances unique to every facility. In addition, the Company will provide full service turn-key construction services for the facility depending on a client’s needs, or simply provide project management services for a particular project.

Sales and Marketing

The Company has received many of its jobs through referral by virtue of its track record on previous jobs and the reputation of management. Sports Field currently has two inside salesman working on a salary basis and has an outside sales team, who are compensated strictly on commission. These professionals maintain high level contacts with the NFL, Major League Baseball, professional soccer leagues, and major universities and colleges. These contacts have introduced the Company to NFL owners, professional athletes, college presidents and athletic directors, head coaches and other important industry contacts. Additionally the Company employs 3 full time professional sale representatives working primarily with colleges as well as public and private high schools, sports associations, sports leagues, parks and recreation departments and public and private sports parks.

Our commission-based sales force is active through the United States and will continue to call on relationships with these contacts. The efforts of this group comprise a major component of the Company’s sales and marketing initiatives and these contacts in the professional and collegiate sports industries represent a significant asset as the Company looks to continue its growth.

The Company plans to employ targeted and innovative direct marketing to athletic directors, school business managers, college and high school athletic programs, high school football coaches, landscape architects, engineering firms, and municipal parks and recreation departments. Our emphasis is on innovative products and construction methodologies.

We intend to engage in the development of marketing initiatives to broaden our user base as well as the industries we serve. We intend to market to our existing user base and initiate contacts with new potential users through various methods, including, without limitation, personal contact by brand ambassadors, user referrals and trade show participation.

Growth Strategy

Our growth strategy will center around our national marketing campaign and is designed to secure contracts in every major region of the United States, establishing Sports Field as the premier provider of a unique turn-key service that includes design and engineering expertise, along with what we believe to be the leading patent pending turf systems and drainage products available in the industry. We believe that the marriage of civil engineering and material science, combined with a turn-key all-inclusive, single interface service for the client will clearly distinguish Sports Field from its competitors and establish the Company as the leading provider of services and products to the athletic facilities construction industry.

By securing contracts and establishing Sports Field in major regions of the country, the Company will seek to leverage those relationships and successful contracts to aggressively market to all potential clients in these regions. Utilizing its network of regional contractors and service providers, Sports Field plans to establish territorial relationships with these providers that will allow the Company to aggressively market to major regions of the country managing these regional contractors and providers to facilitate expansion of the Company’s unique business model throughout the United States.

Intellectual Property Rights

The Company has filed two provisional patent applications with the United States Patent and Trademark Office:

Patent Application # 61726053 titled: artificial turf providing stable infill and durable, invariable shock attenuating capacity and method of manufacture;

Patent Application # 61750476 titled: artificial turf providing appearance of natural grass when viewed over high resolution image transmission (HDTV) and including a stable, ecologically-safe, surface heat reducing infill and method of manufacture.

Trademarks:

Eco-Sistem™

EcoGreen™

EcoFlo™

Replicated Grass™

Organite™

FieldShield™

Sandless™

G-MAXFLO ™

Service Mark:

Bringing Science to the Surface

Employees

We have five full time employees, including our Chief Executive Officer, Director of Product Development and General Manager. Additionally, the Company employs three independent contractors including two contract employees for bookkeeping and accounting services. None of Sports Field’s employees are represented by a labor union. For further information see Section 5.02 below.

DESCRIPTION OF PROPERTY

Our principal office is located at 176 East Main Street, Suite 7, Westborough, MA 01581 and is a 1,750 sq. ft. office space rented at a rate of $2,114.58. This space is utilized for office purposes and it is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining additional facilities if deemed necessary.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR INDUSTRY (SPORTS FIELD)

THE INSTALLATION OF SYNTHETIC TURF IS A HIGHLY COMPETITIVE INDUSTRY.

The installation of synthetic turf is a highly competitive and highly fragmented industry. Competing companies may be able to beat our bids for the more desirable projects. As a result, we may be forced to lower bids on projects to compete effectively, which would then lower the fees we can generate. We may compete for the management and installation of synthetic turf with many entities, including nationally recognized companies. Many competitors may have substantially greater financial resources than we do. In addition, certain competitors may be willing to accept lower fees for their services.

THE SUCCESS OF OUR BUSINESS IS SIGNIFICANTLY RELATED TO GENERAL ECONOMIC CONDITIONS AND, ACCORDINGLY, OUR BUSINESS COULD BE HARMED BY THE ECONOMIC SLOWDOWN AND DOWNTURN IN FINANCING OF PUBLIC WORKS CONTRACTS.

Our business is closely tied to general economic conditions. As a result, our economic performance and the ability to implement our business strategies may be affected by changes in national and local economic conditions. During an economic downturn funding for public contracts tends to decrease significantly thereby limiting the growth and opportunities available for new and established businesses in the synthetic turf industry. The current recession and the downturn may limit the number of projects that we are able to bid on and limit the opportunities we have to penetrate the synthetic turf industry, stunting the Company’s growth prospects and having a material adverse effect on our business.

IF WE ARE UNABLE TO OBTAIN RAW MATERIALS IN A TIMELY MANNER OR IF THE PRICE OF RAW MATERIALS INCREASES SIGNIFICANTLY, PRODUCTION TIME AND PRODUCT COSTS COULD INCREASE, WHICH MAY ADVERSELY AFFECT OUR BUSINESS.

The manufacture of our products depends on raw materials derived from petrochemicals such as yarn, backing and infill. If the prices of these raw materials rise significantly, we may be unable to pass on the increased cost to our customers. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of raw materials in a timely manner or at reasonable cost. In addition, from time to time, we may need to reject raw materials that do not meet our specifications, resulting in potential delays or declines in output. Furthermore, problems with our raw materials may give rise to compatibility or performance issues in our products, which could lead to an increase in customer returns or product warranty claims. Errors or defects may arise from raw materials supplied by third parties that are beyond our detection or control, which could lead to additional customer returns or product warranty claims that may adversely affect our business and results of operations.

WE MUST ANTICIPATE AND RESPOND TO RAPID TECHNOLOGICAL CHANGE.

The market for our products and services is characterized by technological developments and evolving industry standards. These factors will require us to continually improve the performance and features of our products and services and to introduce new products and services, particularly in response to offerings from our competitors, as quickly as possible. As a result, we might be required to expend substantial funds for and commit significant resources to the conduct of continuing product development. We may not be successful in developing and marketing new products and services that respond to competitive and technological developments, customer requirements, or new design and production techniques. Any significant delays in product development or introduction could have a material adverse effect on our operations.

WE RELY UPON THIRD-PARTY MANUFACTURERS AND SUPPLIERS, WHICH PUTS US AT RISK FOR THIRD-PARTY BUSINESS INTERRUPTIONS.

Success for our business depends in part on our ability to retain third party manufacturers and suppliers to provide subparts for our products and materials for the services we provide. Although in several cases we do hold long term contracts with important manufacturers, and suppliers, third-parties may not perform as we expect. If manufacturers and suppliers fail to perform, our ability to market products and to generate revenue would be adversely affected. Our failure to deliver products and services in a timely manner could lead to customer dissatisfaction and damage to our reputation, cause customers to cancel contracts and to stop doing business with us.

LOWER THAN EXPECTED DEMAND FOR OUR PRODUCTS AND SERVICES WILL IMPAIR OUR BUSINESS AND COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Currently there are approximately 7,000 synthetic turf fields installed in the U.S. and approximately 1,000 new fields installed every year, according to the Synthetic Turf Council. Given that there are approximately 50,000 colleges and high schools in the U.S. with athletic programs, in so far as athletic fields are concerned, at some point in the future saturation will slow the growth of the industry. If we meet a lower demand for our products and services than we are expecting, our business, results of operations and financial condition are likely to be materially adversely affected. Moreover, overall demand for synthetic turf products and services in general may grow slowly or decrease in upcoming quarters and years because of unfavorable general economic conditions, decreased spending by schools and municipalities in need of synthetic turf products or otherwise. This may reflect a saturation of the market for synthetic turf. To the extent that there is a slowdown in the overall market for synthetic turf, our business, results of operations and financial condition are likely to be materially adversely affected.

WE MAY BE SUBJECT TO THE RISK OF SUBSTANTIAL ENVIRONMENTAL LIABILITY AND LIMITATIONS ON OUR OPERATIONS BROUGHT ABOUT BY THE REQUIREMENTS OF ENVIRONMENTAL LAWS AND REGULATIONS

Sports Field may be subject to various federal, state and local environmental, health and safety laws and regulations concerning issues such as, wastewater discharges, solid and hazardous materials and waste handling and disposal, landfill operation and closure. There have been a number of ecological concerns that have arisen from the creation of synthetic turf and the evolution of the synthetic turf industry. One of the biggest concerns to surface most recently is the amount of lead in some of the products used in the manufacture and installation of synthetic turf and synthetic turf systems such as crumb rubber. Crumb rubber is rubber used from recycled tires and used as an infill product in most synthetic turf athletic fields in the U.S. and has shown to contain levels of lead that many argue could potentially be harmful to humans. In addition, many of the yarns used to make synthetic turf blades contain levels of lead that are also coming into question as to potential health hazards. Due to the many concerns that are now arising regarding the levels of lead contained in many synthetic turf products, the disposal of old synthetic turf fields may become an issue with municipal land-fills and could in fact add significant costs to the disposal of these worn out fields. It is possible that these old fields could be declared hazardous materials in the future by municipal land-fills, which would add enormous costs to the disposal of such products and the cost to dispose of these materials could in fact be as much as the original cost to purchase and install such fields. While Sports Field believes that it is and will continue to manufacture products in compliance with all applicable environmental laws and regulations, the risks of substantial additional costs and liabilities related to compliance with such laws and regulations are an inherent part of our business.

RISKS RELATED TO OUR COMPANY

WE HAVE LIMITED OPERATING HISTORY.

To date, our efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. In addition, substantial expenditures will be required to enable us to complete projects in the future. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offerings of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS, RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations and eventually, begin to manufacture our principal product ourselves. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the above mentioned targets, the general strategies of our company are to maintain and search for hard-working employees who have innovative initiatives, while at the same time, keep a close eye on any and all expanding opportunities.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the U.S. Securities and Exchange Commission (the “SEC”). We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We cannot be certain that any patents will be issued with respect to our current or potential patent applications.

As of the date hereof, we have filed two patent applications and intend to file two additional patent applications in one or more jurisdictions and have no issued patents. We do not know whether any of our patent applications will result in the issuance of patents or whether the examination process will require us to narrow the scope of our claims. To the extent any of our applications proceed to issuance as a patent, any such future patent may be opposed, contested, circumvented, designed around by a third party or found to be invalid or unenforceable. The process of seeking patent protection can be lengthy and expensive. Some of our technology may not covered by any patent or patent application.

WE HAVE NOT REGISTERED OUR TRADEMARKS AND THUS MAY BE SUBJECT TO CLAIMS OF INFRINGEMENT OR HAVE DIFFICULTY PREVENTING OTHERS FROM USING OUR MARKS.

We have not obtained federal registration of any of the trademarks we use in our business, including Eco-Sistem™, EcoGreen™, G-MAXFLOW™ or our name or logo. Currently, we are asserting common law protection by holding the marks out to the public as the property of Sports Field. However, no assurance can be given that this common low assertion will be effective to prevent others from using the marks concurrently or in other locations. In the event someone asserts ownership to a mark, we may incur legal costs to enforce any unauthorized use of the marks or defend ourselves against any claims.

We may suffer losses if our reputation is harmed.

Our ability to attract and retain customers and employees may be adversely affected to the extent our reputation is damaged. If we fail, or appear to fail, to deal with various issues that may give rise to reputational risk, we could harm our business prospects. These issues include, but are not limited to, appropriately dealing with potential conflicts of interest, legal and regulatory requirements, ethical issues, money-laundering, privacy, record-keeping, sales and trading practices, and the proper identification of the legal, reputational, credit, liquidity, and market risks inherent in our business. Failure to appropriately address these issues could also give rise to additional legal risk to us, which could, in turn, increase the size and number of claims and damages asserted against us or subject us to regulatory enforcement actions, fines, and penalties.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of Joseph DiGeronimo, our Chief Executive Officer, and our other executive officers. Though no individual is indispensable, the loss of the services of these executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the lives of these individuals.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

We currently have insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements. Additionally, there is a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict the Company’s ability to timely gather, analyze and report information relative to the financial statements.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation we would need to hire additional staff. Currently, the Company is unable to hire additional staff to facilitate greater segregation of duties but will reassess its capabilities after completion of the Offering.

RISKS RELATED TO OUR COMMON STOCK

OUR SHARES OF COMMON STOCK HAVE NO TRADING AND THERE CAN BE NO ASSURANCE THAT THERE will BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE

Our shares of common stock have not been publicly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

WE MAY BE SUBJECT TO PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an Affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies and former shell companies) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board). Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate of the Company and who has satisfied a one-year holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock consisting of 250,000,000 shares of common stock, par value $0.00001 and 20,000,000 shares of blank check preferred stock, par value $0.00001.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

WE DO NOT EXPECT TO PAY DIViDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, investors will only realize an economic gain on their investment in our common stock if the price appreciates. Investors should not purchase our common stock expecting to receive cash dividends. Because we do not pay dividends, and there may be limited trading, investors may not have any manner to liquidate or receive any payment on their investment. Therefore, our failure to pay dividends may cause investors to not see any return on investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds, which could affect our ability to expand our business operations.

Management’s Discussion And Analysis Of Financial Condition AND Plan Of Operations

This Current Report on Form 8-K contains forward-looking statements. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,”“management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our financial statements and accompanying notes for the three months ended March 31, 2014 and 2013, and for the years ended December 31, 2013 and 2012.

We are a product development, engineering, manufacturing and construction company that designs, engineers and builds athletic facilities, as well as supplies its own proprietary technologically advanced, patent-pending synthetic turf products to the industry.

Business Overview

Sports Field Holdings Inc., through its wholly owned operating subsidiary Sports Field Contractors, has three primary lines of business which are all integral parts of the operating company and the organization’s overall business model.

Sports Field Contractors is a product development, engineering and design-build construction company, engaged in the design, engineering, constructing, and construction management of athletic facilities, and sports complexes.

Engineering and construction management of sports facilities are two of the primary lines of business. The third line of business can be categorized as design, development, and manufacturing of sports surfacing products and associated pre-engineered construction systems.

Civil Engineering generates approximately 20% of gross revenues for the Company, while sports facilities products and construction, and construction management accounts for roughly 80% of the Company’s gross revenues. Approximately 40%, of the 80% of gross revenues for sports facilities construction and construction management, are products and systems sales.

Our main target market is the more than 50,000 colleges, universities, high schools and primary schools in the United States with athletic programs, both public and private. Municipality parks and recreations departments also represent a potential significant market for the Company.

Additionally, we target private sports venue businesses, non-profit sports associations and venues and sports associations of all major sports, including; football, soccer, baseball, softball, lacrosse, field hockey, rugby, as well as track and field.

We also intend to market to youth leagues and all semi-professional and professional sports leagues.

Results of Operations

Summary of Statements of Operations for the Three Months Ended March 31, 2014 and 2013:

	Three Months Ended
	March 31, 2014	March 31, 2013
Revenue	$118,633	$355,070
Gross profit	$25,535	$250,828
Operating expenses	$885,722	$131,398
Net (loss) income from operations	$(860,187)	$119,430
Other expenses	$35,596	$2,239
Net (loss) income attributable to common shareholder	$(895,783)	$117,101
(Loss) income per common share – basic and diluted	$(0.07)	$0.01

Revenue

Revenue was $118,633 for the three months ended March 31, 2014, as compared to $355,070 for the comparable period ended March 31, 2013, a decrease of $236,437. The decrease in revenue is primarily attributable to a decrease in the size of the contracts during the three months ended March 31, 2014 compared to the three months ended March 31, 2013.

Gross Profit

Gross profit percentage decreased from a gross profit of 71% during the three months ended March 31, 2013, to a gross profit of 22% during the three months ended March 31, 2014. The decrease in gross profit is primarily attributable to the mix of jobs in progress, whereby the jobs in progress during the three months ended March 31, 2014 were more labor-intensive and lower margin that the jobs in progress during the three months ended March 31, 2013.

Operating Expenses

Operating expenses for the three months ended March 31, 2014, was $885,722, as compared to $131,398 for the three months ended March 31, 2013, an increase of $754,324. The increase is primarily attributable to the approximate $400,000 increase in professional fees in relation to the Company plans to go public in the near future.

Other Expenses

Other expense for the three months ended March 31, 2014, was $35,596, as compared to $2,329 for the three months ended March 31, 2013. The increase is primarily attributable to the $25,000 expense for the forfeiture on a deposit to purchase land.

Net (Loss) Income Attributable to Common Shareholder

Net loss attributable to common shareholder for three months ended March 31, 2014, was $(895,783) or a basic and diluted loss per share of $(0.07), as compared to net income of $117,101 or basic and diluted income per share of $0.01, for the three months ended March 31, 2013.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at March 31, 2014, compared to December 31, 2013:

	March 31, 2014	December 31, 2013	Increase/Decrease
Current Assets	$2,983,485	$109,806	$2,873,679
Current Liabilities	$427,736	$1,740,381	$(1,312,645)
Working Capital (Deficit)	$2,555,749	$(1,630,575)	$4,186,324

At March 31, 2014, we had a working capital of $2,555,749, as compared to a working capital deficit of $(1,630,575), at December 31, 2013, an increase of $4,186,324. The increase is primarily attributable to the approximate $4.3 million in net proceeds received during the private placement of common stock through Spartan capital during the three months ended March 31, 2014.

Net Cash

Net cash used in operating activities for the three months ended March 31, 2014 and 2013 was $1,046,368 and $33,378, respectively. The net loss attributable to common shareholder for the three months ended March 31, 2014, was $(895,783) compared to net income attributable to common shareholder for the three months ended March 31, 2013 of $117,101.

Net cash used in investing activities during the three months ended March 31, 2014 was $33,131 compared to $35,237 for the 2013 comparable period.

Financings

Net cash provided by financing activities for the three months ended March 31, 2014 and 2013 was $3,933,561 and $340,265, respectively. During the three months ended March 31, 2014, the Company received approximately $4.3 million in net proceeds received during the private placement of common stock through Spartan capital and re-paid $391,183 in promissory notes and accrued interest on those notes. During the three months ended March 31, 2013, the Company received $380,000 through the issuance of convertible promissory notes.

Off-Balance Sheet Arrangements

As of March 31, 2014 and December 31, 2013, the Company had no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Revenue and Cost Recognition

Revenues from construction contracts are included in contract revenue in the consolidated statements of operations and are recognized under the percentage-of-completion accounting method. The percent complete is measured by the cost incurred to date compared to the estimated total cost of each project. This method is used as management considers expended cost to be the best available measure of progress on these contracts, the majority of which are completed within one year, but may occasionally extend beyond one year. Inherent uncertainties in estimating costs make it at least reasonably possible that the estimates used will change within the near term and over the life of the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance and completion. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. General and administrative costs are charged to expense as incurred.

Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. Such revisions are recognized in the period in which they are determined. An amount equal to contract costs incurred that are attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

Costs and estimated earnings in excess of billings are comprised principally of revenue recognized on contracts (on the percentage-of-completion method) for which billings had not been presented to customers because the amount were not billable under the contract terms at the balance sheet date. In accordance with the contract terms, any unbilled receivables at period end will be billed subsequently. Amounts are billed based on contractual terms. Billings in excess of costs and estimated earnings represent billings in excess of revenues recognized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of stock based compensation; the carrying value, recoverability and impairment, if any, of long-lived assets. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the assets, varying from 3 to 5 years or, when applicable, the life of the lease, whichever is shorter.

Stock-Based Compensation

All stock-based payments to employees and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period. Stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable the measurement date is the date the award is issued.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (“U.S. GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers. Amendments in this Update create Topic 606, Revenue from Contracts with Customers, and supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts, and create new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2011-230—Revenue Recognition (Topic 605) and Proposed Accounting Standards Update 2011–250—Revenue Recognition (Topic 605): Codification Amendments, both of which have been deleted. Accounting Standards Update 2014-09. The amendments in this Update are effectively for the Company for annual reporting periods beginning after 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the effects of ASU 2014-09 on the consolidated financial statements.

MANAGEMENT

Directors

The following sets forth the current members of our board of directors (“Board”) and information concerning their ages and background. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal:

Name	Age	Position

Joseph DiGeronimo	63	Chief Executive Officer, Director

Daniel Daluise	66	Director, Director of Product Development

Philip Christiansen	67	Director

A brief biography of each of our directors is more fully set forth in Item 5.02, which is incorporated herein by reference.

Committees

We currently do not have any committees in place but anticipate establishing an audit committee, compensation committee and governance and nominating committee in the near future.

Independent Directors

For purposes of determining independence, the Company has adopted the definition of independence as contained in NASDAQ Market Place Rules 4200. Pursuant to the definition, the Company has determined that one of its directors currently qualify as independent.

Employment Agreements

Section 5.02(e) is hereby incorporated by reference.

Family Relationships

There are no family relationships amongst our officers and directors.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

Anglesea Summary Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by Anglesea during the period from inception (February 8, 2011) through March 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Totals ($)
(1)	2013	$0	0	0	0	0	0		$1,200	$1,200
	2012	$0	0	0	0	0	0		$1,200	$1,200
	2011	$0	0	0	0	0	0		$0	$0
(2)	2013	$0	0	0	0	0	0		$0	$0
	2012	$0	0	0	0	0	0		$420	$420
	2011	$0	0	0	0	0	0	$

(1)	Mr. James Christie is a founder and, until June 9, 2014, was Chief Executive Officer, President and director of the Company and has not received any personal compensation for his services as such.
(2)	Ms. Leslie Toups is a founder and, until the Merger, was executive director of the Company and has not received any personal compensation as such.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from inception through March 31, 2014.

Sports Field Summary Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the periods ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Joseph DiGeronimo Chief Executive Officer(1)	2013	$70,000	0	0	0	0	0	0	$70,000
	2012	$0	0	0	0	0	0	0	$0
	2011	$0	0	0	0	0	0	0	$0

Jeremy Strawn
Former President(3)	2013	$65,799	0	0	0	0	0	0	$65,799
	2012	$38,000	0	0	0	0	0	0	$38,000
	2011	$0	0	0	0	0	0	0	$0

William Michaels Former Chief Operating Officer(4)	2013	$65,799	0	0	0	0	0	0	$65,799
	2012	$38,000	0	0	0	0	0	0	$38,000
	2011	$0	0	0	0	0	0	0	$0

Daniel Dalusie Director of Product Development	2013	$12,000	0	0	0	0	0	0	$12,000
	2012	$0	0	0	0	0	0	0	$0
	2011	$0	0	0	0	0	0	0	$0

Mark Driver Former Chief Executive Officer(2)	2013	$65,799	0	0	0	0	0	0	$65,799
	2012	$38,000	0	0	0	0	0	0	$38,000
	2011	$0	0	0	0	0	0	0	$0

1.	Mr. DiGeronimo became the Company’s Chief Executive Officer and director on September 24, 2013. Prior to that date, Mr. DiGeronimo was a consultant to the Company and wages reflected in the table represent compensation for such consulting services.
2.	On August 22, 2013, Mr. Mark L. Driver, resigned from his position as the Company’s Chief Executive Officer and Director. On September 29, 2013, the Company entered into a settlement, severance and release agreement (the “Driver Agreement”) with Mr. Driver to formalize the terms and conditions of Mr. Driver’s resignation. Pursuant to the Driver Agreement, upon cancellation of Mr. Driver’s 2,079,000 shares of the Company’s common stock, the Company was to issue (i) 90,000 shares to Mr. Mark L. Diver (the “Mark Driver Shares”) and (ii) 90,000 shares to Mrs. Debbie Cliffe Driver (the “Debbie Cliffe Shares” together with the Mark Driver Shares, the “Driver Shares”) Mr. Driver is also to receive three payments of $2,000 for an aggregate payment of $6,000. As of the date hereof, the Drivers and their relatives or affiliates do not own any shares in the Company.
3.

On May 22, 2014, Mr. Jeremy Strawn resigned from his positions as President and director of the Company. On May 22, 2014, the Company entered into a separation agreement and release (the “Strawn Agreement”) with Mr. Strawn to formalize the terms and conditions of Mr. Strawn’s resignation.

4.	On May 12, 2014, Mr. William Michaels’ employment with the Company was terminated.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised since the date of inception of the Company, February 8, 2011, through the date of this Current Report on Form 8-K by the executive officers named in the Summary Compensation Tables.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Currently the Company does not pay its board members for their service to the Board but, it may do so in the future.

Option Plan

We currently do not have a Stock Option Plan, however, we may wish to issue stock options pursuant to a Stock Option Plan in the future. Such stock options may be awarded to management, employees, members of the Company’s Board of Directors and consultants of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company’s officers and stockholders or a Company under common control, have advanced funds to the Company for travel related and working capital purposes. The loans are due on demand and bear no interest. As of March 31, 2014 there were $45,782 of advances outstanding.

The Company has advanced funds to the Company’s officers and stockholders of a company under common control for travel related and working capital purposes. The loans are due on demand and bear no interest. As of December 31, 2013 and 2012, there were $56,385 and $0 in advances receivable, respectively, and were reported as loans receivable, related party on the balance sheet.

During the years ended December 31, 2013 and 2012, the Company utilized All Synthetics Group, a company under the control of Jeremy Strawn, the Company’s former President and director, to acquire products and services where vendor purchase lines had been previously established. For the years ended December 31, 2013 and 2012, the Company purchased an aggregate of $27,818 and $262,282 of products and services through All Synthetics Group. As of December 31, 2013 and 2012, the Company had $26,927 and $45,782 in advances payable, respectively, and were reported as loans payable, related party on the balance sheet.

Until April 2014, the Company leased its space for operations on a month to month basis with undefined payment terms from Jeremy Strawn, the Company’s former President and former director.  Rent expense for the years ended December 31, 2013 and 2012 was $23,465 and $2,840, respectively.

Other than the aforementioned, none of our officers, directors, proposed director nominees, beneficial owners of more than 10% of our shares of common stock, or any relative or spouse of any of the foregoing persons, or any relative of such spouse who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company, has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party. In the event a related party transaction is proposed, such transaction will be presented to our board of directors for consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

PRE-CLOSING PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 16, 2014, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class
Leslie Toups(1)
13799 Park Blvd., Suite 147,
Seminole, FL 33776	60,000,000	90.86%

Edward G. Mass Jr.
2323 State Road 580
Clear Water FL, 33761	6,000,000	9.09%

James Christie
13799 Park Blvd., Suite 147,
Seminole, FL 33776	1,000	0.001%

All Executive Officers and Directors as a group (2)
Total	60,001,000	90.86%

(1)	Based on 66,033,000 shares of common stock outstanding as of June 16, 2014.

POST-CLOSING PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 16, 2014, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name(1)	Number of Common Shares Owned(2)	Percentage of Class(3)
Joseph DiGeronimo	500,000	4%
Philip Christiansen	20,000	*
Dan Daluise	500,000	4%
Officers and Directors as a Group (3)	1,020,000	8%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 176 East Main Street, Westborough MA 62558.
(2)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 12,947,275 shares of common stock issued and outstanding as of June 16, 2014.

(3)	Based on 12,947,275 issued and outstanding shares of common stock.

* Less than one percent.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue an aggregate number of 270,000,000 shares of capital stock, of which 20,000,000 shares are preferred stock, $0.00001 par value per share and 250,000,000 shares are common stock, $0.00001 par value per share.

Preferred Stock

The Company authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share. Currently we have no shares of preferred stock issued and outstanding.

Common Stock

The Company is authorized to issue 250,000,000 shares of common stock, $0.00001 par value per share. After the Merger we currently have 12,947,275 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of June 16, 2014, there are 500,000 outstanding warrants to purchase our common shares. The warrants are exercisable for a term of five years with an exercise price of $1.00.

Options

There are no outstanding options to purchase our securities.

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets OTCQB and OTCBB, under the symbol “AGSE”.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of June 16, 2014, we have 12,947,275 shares of our common stock par value, $0.00001, issued and outstanding. There are approximately 131 holders of our common stock.

Transfer Agent and Registrar

The Transfer Agent for our capital stock is VStock Transfer, LLC., located at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

LEGAL PROCEEDINGS

On May 5, 2014, Sports Field was named as a defendant in a civil lawsuit in the Circuit Court of the Seventh Judicial Circuit in Sangamon County, Illinois.  Sallenger Incorporated, as plaintiff, is making certain claims against the Company in connection with a mechanics lien and for unjust enrichment.  The Company is currently evaluating the claims and is resolved to adamantly defend its rights.

Other than as mentioned above, there are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The directors and officers of the Company are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, June 16, 2014, we issued 11,914,275 shares of our Common Stock to the Sports Field Shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of Sports Field. Such securities were not registered under the Securities Act of 1933.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 16, 2014, our board of directors dismissed De Joya Griffith & Company LLC (“De Joya Griffith”), as our independent registered public accountant.

De Joya Griffith’s report on the financial statements for Anglesea Enterprises, Inc. for the fiscal years ended Septemer 30, 2013 and 2012 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than for a going concern.

During the fiscal years ended September 30, 2013 and 2012, and in the subsequent interim period through June 16, 2014, the date of dismissal, there were no disagreements with De Joya Griffith on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Joya Griffith, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended September 30, 2013 and 2012, and in the subsequent interim period through June 12, 2014, the date of dismissal, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of the above disclosures to De Joya Griffith and requested De Joya Griffith to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not De Joya Griffith agrees with the above disclosures. A copy of De Joya Griffith’s letter, dated June 16, 2014, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

On June 16, 2014, our board of directors approved the engagement of Rosenberg Rich Baker Berman and Company, Certified Public Accountants (“RRBB”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended September 30, 2013 and September 30, 2012, and the subsequent interim period prior to the engagement of RRBB, the Company has not consulted RRBB regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Merger, on June 16, 2014, we issued 11,914,275 shares of our Common Stock to the Sports Field Shareholders, their affiliates or assigns in exchange for the transfer of 100% of the outstanding shares of Sports Field by the Sports Field Shareholders. As such, immediately following the Merger, the Sports Field Shareholders hold approximately 92% of the total combined voting power of all classes of our outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Merger, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report dated June 16, 2014, Mr. James Christie, Anglesea’s former Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and director was removed from his positions as such by a majority vote the shareholders and the board of directors of the Company. Ms. Leslie Toups also resigned from her position as a member of the board of directors.

Further, effective June 16, 2014, Mr. Joseph DiGeronimo, Mr. Daniel Daluise, and Mr. Philip Christiansen, were appointed as members of our board of directors. Finally, effective June 16, 2014, our Directors appointed the following officers:

Name	Age	Position

Joseph DiGeronimo	63	Chief Executive Officer, Secretary

Daniel Daluise Philip Christiansen	66 67	Director, Director of Product Development Director

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors

Effective June 16, 2014, Mr. James Christie was removed from his position on the board of directors and Ms. Leslie Toups resigned as members of the board of directors. There were no disagreements between Mr. Christie or Ms. Toups and us or any officer or director of the Company.

(b) Resignation of Officers

Effective June 16, 2014, Mr. Christie was removed as our Chief Executive Officer, and Principal Accounting Officer.

(c) Appointment of Directors

Effective June 16, 2014, the following persons were appointed as members of the Board of Directors:

Name	Age	Position

Joseph DiGeronimo	63	Chief Executive Officer, Secretary, Director

Daniel Daluise	66	Director of Product Development, Director

Philip Christiansen	67	Director

Please see also Section 5.02(d) of this current report, whose information is herein incorporated by reference.

(d) Appointment of Officers

Effective June 16, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Position

Joseph DiGeronimo	63	Chief Executive Officer, Secretary

Daniel Daluise	66	Director, Director of Product Development

The business background descriptions of the newly appointed officers and directors are as follows:

Joseph DiGeronimo, 63, Chief Executive Officer, Director

Mr. Joseph DiGeronimo, 63, combines over 40 years of experience in sports facilities consultation, construction management, and specialized athletic projects, design and construction. Mr. DiGeronomo founded DMA Sports Design Group, LLC in 1976 (formerly DiGeronimo Associates), a professional consulting organization specializing in the design, engineering and testing of sports facilities and specialized athletic facilities. Mr. DiGerinomo has served as the managing member of DMA since 1976. Mr. DiGeronimo is currently under contract with the National Football League to provide a continuous testing program of all game-day and practice fields for compliance with safety and performance standards. Mr. DiGeronimo has designed and constructed hundreds of specialized athletic projects across the U.S. and internationally. Mr. DiGeronimo has served four U.S. Presidents by providing design, engineering and construction services for specialized sports applications at the White House. He is a leading sports engineering expert and provides forensic services and expert witness testimony for litigation involving athletic products and facilities. Mr. Digeronimo is an owner of Sports Labs USA, a testing company, specializing in the testing of athletic facilities. The firm provides full service sports testing of athletic facilities with experience in field safety and performance. Mr. DiGeronimo is currently the Chief Executive Officer and a director of Sports Field Holdings, Inc.

Mr. DiGeronimo received a degree in civil engineering from the University of Detroit in1973.

Daniel Daluise, 66, Director, Director of Product Development

Mr. Daniel Daluise, age 66, brings over 34 years of experience in athletic surfacing industry senior management, following a 9-year career in chemical applications sales engineering. Previously, he had been involved with seven companies in the athletic surfacing industry, holding positions including Chief Executive Officer, President and Director of Product Development. From October 2005 through March 2008, Mr. Daluise was the Vice President for Product Development for GSE Lining Technology, Inc., a drainage composite and commercial lining manufacturer. From February 2001 to October 2005, he was President and CEO for ProGreen Sport Surfaces, Inc., a company involved in the design, sale and installation of artificial turf. From January 1998 to November 2000, he was Director of Product Development for SafeTurf International, Inc., a company involved in the manufacture and installation of artificial turf that focused on the marketing of the SprinTurf synthetic turf brand. From January 1982 to June 1998, Mr. Daluise was president and CEO of Tracks Unlimited, Inc. and Sprintrax, Inc., companies involved in the development, sale and installation of synthetic running track surfaces.

Mr. Daluise has a Bachelor of Science degree, in industrial engineering, from Manhattan College.

Philip G. Christiansen, 67, Director

Mr. Philip G. Christiansen, age 67, combines over 46 years of experience in Civil Engineering as Principal Civil Engineer with professional engineering licenses in 14 states. Previously he was employed as an Engineer with the New York State Department of Health and the NY Department of Environmental Conservation, as an Environmental Engineer with Stone & Webster, Inc., and as a Project Engineer with Metcalf & Eddy Engineering Corp. From 1983 through present, Mr. Christiansen has been the President and principal engineer for Christiansen & Sergi, Inc., a Civil engineering and Land Survey business.

Mr. Christiansen has an undergraduate degree from Manhattan College and an MS from University of Cincinnati.

Family Relationships

There are no family relationships with any of our officers and directors.

EMPLOYMENT AGREEMENTS OF THE EXECUTIVE OFFICERS

Effective December 1, 2011, the Company and Mr. Christie, our Chief Executive Officer and President, entered into a two (2) year employment agreement (the “Employment Agreement”). Mr. Christie shall not be entitled to any compensation, bonus payment or benefits until the Company has reached $250,000 in gross revenues (the “Revenue Milestone”).  Upon the Company reaching the Revenue Milestone, Mr. Christie shall be entitled to an annual salary of $75,000 (the “Base Salary”). Among other things, Mr. Christie is responsible for overseeing all operations of the Company including but not limited to evaluation of business opportunities, and the Company’s substantive and financial reporting requirements of the Securities Exchange Act of 1934, as amended. Upon the Company reaching the Revenue Milestone, Mr. Christie shall also be entitled to all reasonable and customary fringe benefits, including, but not limited to, medical, dental, disability and life insurance, vacation and sick leave. The Company will reimburse of all his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.

In the event that Mr. Christie’s employment is terminated by the Company without cause including but not limited to an involuntary change in position or termination of Mr. Christie as a result of a material breach of this Agreement by the Company (any of the foregoing, an “Involuntary Termination”), Mr. Christie shall receive from the Company, through the effective date of the Involuntary Termination:  (i)  the Base Salary, including relevant cost of living adjustments; (ii) (a) compensation for all accrued, unexpired vacation time and (b) any applicable outstanding expense reimbursements; and (iii) an additional two weeks’ pay of Mr. Christie’s then current Base Salary.

Mr. Christie may elect, by written notice to the Company, to terminate his employment with continued pay through the Employment Agreement term if (i) the Company sells all of its assets, (ii) the Company merges with another business entity with a change in control, (iii) more than 50% of the outstanding stock is acquired by a third party, or (iv) the Company defaults in making payments required to Mr. Christie under this agreement.

For two years following his resignation or termination, Mr. Christie will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

Sports Field Employment Agreements

 Joseph DiGeronimo, Chief Executive Officer

On November 18, 2013, the Company entered into an employment agreement with Mr. Joseph DiGeronimo, in connection with his appointment as the Company’s Chief Executive Officer (the “DiGeronimo Employment Agreement”). Mr. DiGeronimo shall perform all duties and accept all responsibilities as are customarily associated with or generally incident to the position of Chief Executive Officer. The initial term of the Agreement is for a period of thirty-six (36) months, commencing on November 18, 2013 (the “Commencement Date”). The term of the DiGeronimo Employment Agreement will be automatically extended for additional terms of twelve (12) months each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Board gives prior written notice of non-renewal no later than sixty (60) days prior to the expiration of the then-current Term.

During the Term, the Company will pay Mr. DiGeronimo a base salary at the annual rate of $120,000 and Mr. DiGeronimo shall be eligible for an annual incentive bonus based on the review and recommendation of the Board of Directors (the “Board”) in accordance with criteria determined by the Board. Additionally, the Board may, in its discretion, grant certain equity and option awards. Mr. DiGeronimo shall receive vacation pay, health insurance and other benefits in accordance with Company policies. In the event Mr. DiGeronimo’s employment is terminated (i) by the Company for Cause (as such term is defined in the DiGeronimo Employment Agreement), (ii) by Mr. DiGeronimo breaching the DiGeronimo Employment Agreement or (iii) by Mr. DiGeronimo without Good Reason (as such term is defined in the DiGeronimo Employment Agreement) then certain initial shares of the Company’s common stock issued to Mr. DiGeronimo prior to the Commencement Date shall be recouped by the Company, with the Company receiving a larger percentage of such shares the earlier the DiGeronimo Employment Agreement is so terminated, all in accordance with the terms and conditions of the DiGeronimo Employment Agreement. If Mr. DiGeronimo’s employment is terminated by Mr. DiGeronimo for Good Reason, Mr. DiGeronimo will be entitled to receive his salary and benefits for the remaining unexpired term of the agreement.

Mr. DiGeronimo is bound to keep confidential, and not disclose except as expressly permitted, the Company’s trade secrets and confidential and proprietary information. Mr. DiGeronimo, during the term of his employment, and for a two (2) year period thereafter, regardless of the reason therefor, is prohibited from soliciting, inducing, aiding or suggesting to: (i) any employee to leave such employ, (ii) any contractor, consultant or other service provider to terminate such relationship, or (iii) any customer, agency, vendor, or supplier of the Company to cease doing business with the Company. Further, Mr. DiGeronimo is prohibited from engaging in a venture or business substantially similar to that of the Company or that is in direct or indirect competition with the Company in the United States during the Term. The Company shall indemnify Mr. DiGeronimo to the maximum extent permitted under the Nevada Revised Statutes, or any successor thereto, and shall promptly advance any expenses incurred by him.

Daniel Daluise, Director of Product Development

On November 18, 2013, the Company entered into an employment agreement with Mr. Daniel Daluise, in connection with his appointment as the Company’s Head of Product Development (the “Daluise Employment Agreement”). Mr. Daluise shall perform all duties and accept all responsibilities as are customarily associated with or generally incident to the position as the Head of Product Development. The initial term of the Agreement is for a period of thirty-six (36) months, commencing on November 18, 2013 (the “Commencement Date”). The term of the Daluise Employment Agreement will be automatically extended for additional terms of twelve (12) months each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Board gives prior written notice of non-renewal no later than sixty (60) days prior to the expiration of the then-current Term.

During the Term, the Company will pay Mr. Daluise a base salary at the annual rate of $96,000 and Mr. Daluise shall be eligible for an annual incentive bonus based on the review and recommendation of the Board of Directors (the “Board”) in accordance with criteria determined by the Board. Additionally, the Board may, in its discretion, grant certain equity and option awards. Mr. Daluise shall receive vacation pay, health insurance and other benefits in accordance with Company policies. In the event Mr. Daluise’s employment is terminated (i) by the Company for Cause (as such term is defined in the Daluise Employment Agreement), (ii) by Mr. Daluise breaching the Daluise Employment Agreement or (iii) by Mr. Daluise without Good Reason (as such term is defined in the Daluise Employment Agreement) then certain initial shares of the Company’s common stock issued to Mr. Daluise prior to the Commencement Date shall be recouped by the Company, with the Company receiving a larger percentage of such shares the earlier the Daluise Employment Agreement is so terminated, all in accordance with the terms and conditions of the Daluise Employment Agreement. If Mr. Daluise’s employment is terminated by Mr. Daluise for Good Reason, Mr. Daluise will be entitled to receive his salary and benefits for the remaining unexpired term of the agreement.

Mr. Daluise is bound to keep confidential, and not disclose except as expressly permitted, the Company’s trade secrets and confidential and proprietary information. Mr. Daluise, during the term of his employment, and for a two (2) year period thereafter, regardless of the reason therefor, is prohibited from soliciting, inducing, aiding or suggesting to: (i) any employee to leave such employ, (ii) any contractor, consultant or other service provider to terminate such relationship, or (iii) any customer, agency, vendor, or supplier of the Company to cease doing business with the Company. Further, Mr. Daluise is prohibited from engaging in a venture or business substantially similar to that of the Company or that is in direct or indirect competition with the Company in the United States during the Term. The Company shall indemnify Mr. Daluise to the maximum extent permitted under the Nevada Revised Statutes, or any successor thereto, and shall promptly advance any expenses incurred by him.

Item 5.06 Change in Shell Company Status.

As described in Item 1.01 and Item 2.01 of this Form 8-K, on June 16, 2014, we entered into the Agreement and consummated the Merger, pursuant to which we acquired all of the issued and outstanding common stock of Sports Field in exchange for the issuance of 11,914,275, shares of the Company.

As a result of the Merger and the completion of the Short Form Merger, Sports Field became our wholly-owned operating subsidiary and, upon the issuance of the 11,914,275 shares of Common Stock of the Company, the Sports Field Shareholders own approximately 92% of all of our issued and outstanding Common Stock. We currently have a total of 12,947,275 issued and outstanding shares of Common Stock.

As the result of the consummation of the Merger, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Items

As a result of the Merger, the Company is changing its fiscal year end from September 30 to December 31.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired. The Audited Financial Statements of Sports Field, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description
2.1	Acquisition and Plan of Merger Agreement dated June 16, 2014 by and among Anglesea Enterprises, Inc., Anglesea Enterprises Acquisition Corp., and Sports Field Holdings, Inc.*

2.2	Short Form Merger Agreement dated June 16, 2014 by and between Anglesea Enterprises, Inc. and Sports Field Holdings, Inc. *

3.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form S-1 filed with the Securities and Exchange Commission on January 24, 2012).

3.2	By-Laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Form S-1 filed with the Securities and Exchange Commission on January 24, 2012).

3.3	Certificate of Incorporation of Sports Field Holdings, Inc.*

3.4	By-Laws of Sports Field Holdings, Inc.*

10.1	Employment Agreement, dated November 18, 2013 by and between Sports Field Holdings, Inc. and Joseph DiGeronimo.*

10.2	Employment Agreement, dated November 18, 2013 by and between Sports Field Holdings, Inc. and Daniel Daluise.*

16.1	Letter by De Joya Griffith dated June 16, 2014.*

99.1	Letter of Resignation from Leslie Toups, dated June 16, 2014 *

99.2	Sports Field’s audited financial statements for the fiscal years ended December 31, 2013 and December 31, 2012.*

99.3	Sports Field’s unaudited financial statements for the three months ended March 31, 2014.*

*	Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anglesea Enterprises, Inc.

Date: June 17, 2014	By:	/s/ Joseph DiGeronimo
	Name:	Joseph DiGeronimo
	Title:	Chief Executive Officer